                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the following registration statements of CommNet Cellular Inc. and in the related prospectuses of our report dated December 2,1994, with respect to the consolidated financial statements and schedules of CommNet Cellular Inc. included in this Annual Report on Form 10-K/A No. 2 for the year ended September 30, 1994:

1. Registration Statement on Form S-8 (No. 33-35192) pertaining to the Directors' Non-Qualified Stock Option Plan and Informal Non-Qualified Stock Option Plan and Key Employees Non-Qualified Stock Option Plan.

2. Registration Statement on Form S-8 (No. 33-40500) pertaining to the Employee Stock Ownership Plan.

3. Registration Statement on Form S-8 (No. 33-47755) pertaining to the CommNet Cellular Inc. Omnibus Stock and Incentive Plan.

4.     Registration Statement on Form S-4 (No. 33-54590).

5. Registration Statement on Form S-8 (No. 33-62236) pertaining to the CommNet Cellular Inc. Omnibus Stock and Incentive Plan.



                                        ERNST & YOUNG LLP

Denver, Colorado
May 25, 1995